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                                                                     EXHIBIT 3.1



                                     FORM OF
                                   ARTICLES OF
                            AMENDMENT AND RESTATEMENT

                                       OF

                       INTERSTATE HOTELS MANAGEMENT, INC.



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THIS IS TO CERTIFY THAT:

         FIRST: Interstate Hotels Management, Inc., a Maryland corporation with its principal office in the State of Maryland, and its resident agent, as set forth below in ARTICLES IV and V, respectively, of these Articles of Amendment and Restatement desires to amend and restate its charter as filed with the State Department of Assessments and Taxation on ________, 1998, as set forth in these Articles of Amendment and Restatement.

         SECOND: The following provisions are all of the provisions of the charter currently in effect as hereinafter amended:

                                    ARTICLE I

                                  INCORPORATION
                                  -------------

         The undersigned, Michael J. O'Connor, whose post office address is c/o Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, 02109, being at least eighteen (18) years of age, does hereby form a corporation under the Maryland General Corporation Law (the "MGCL").

                                   ARTICLE II

                                      NAME
                                      ----

         The name of the corporation (the "Corporation") is:

                       INTERSTATE HOTELS MANAGEMENT, INC.

                                   ARTICLE III

                                    PURPOSES
                                    --------

         The Corporation is being formed to operate and manage hotels and to engage in any lawful act or activity for which a corporation may be organized under the MGCL. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Incorporation, as amended from time to time, and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.



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                                   ARTICLE IV

                            PRINCIPAL OFFICE ADDRESS
                            ------------------------

         The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust, Inc., 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

                                    ARTICLE V

                               THE RESIDENT AGENT
                               ------------------

         The resident agent of the Corporation in Maryland is The Corporation Trust, Inc., whose address is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

         6.1 General Powers; Action by Committee. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, these Articles or the bylaws, as amended from time to time (the "Bylaws"), of the Corporation, all of the powers of the Corporation shall be vested in such Board of Directors. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Maryland law, these Articles or the Bylaws and (ii) for any action which requires the affirmative vote or approval of a majority of all Directors then in office (unless, in such case, these Articles or the Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as otherwise specifically provided in these Articles, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         6.2 Number. Until the earliest to occur of (i) such time that there are no shares of Class B Common Stock outstanding, (ii) such time that there are no shares of Class C Common Stock outstanding and (iii) September 30, 2003, the number of Directors of the Corporation shall be fixed at nine. After the earliest to occur of (A) such time that there are no shares of Class B Common Stock outstanding, (B) such time that there are no shares of Class C Common Stock outstanding, and (c) September 30, 2003, the number of Directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors; provided, however, that the total number of Directors shall not be increased above nine prior to September 30, 2003 without the consent of each Class B Director, if any, or Class C Director, if any, then serving on the Board of Directors; and provided, further, that



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the total number of Directors shall be not fewer than three unless there are fewer than three stockholders at the time. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term.

         6.3 Initial Board; Term; Election. The initial Directors of the Corporation (hereinafter referred to, together with their direct and indirect successors, as the "Class A Directors") shall be _________________________, __________, ___________, ___________ and __________. The Class A Directors shall be further classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class A-I Director of the Corporation, who shall serve a term expiring at the annual meeting of stockholders to be held in 1999, shall be ; the initial Class A-II Directors of the Corporation, who shall serve terms expiring at the annual meeting of stockholders to be held in 2000, shall be and ____________; and the initial Class A-III Directors of the Corporation, who shall serve terms expiring at the annual meeting of stockholders to be held in 2001, shall be and _________. At each annual meeting of stockholders, the successor or successors of the group of Class A Directors whose term expires at that meeting shall be elected by the vote of holders of a plurality of the shares of Class A Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class A Directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or their election. Two Directors of the Corporation (hereinafter referred to, together with their respective direct and indirect successors, as the "Class B Directors") shall, in accordance with and subject to Section 7.5 hereof, be elected by the holders of shares of Class B Common Stock. The initial Class B Directors of the Corporation shall be elected at either a meeting of holders of shares of Class B Common Stock or by the unanimous written consent of such holders, within ten days after the initial issuance of shares of Class B Common Stock, and shall serve terms expiring at the annual meeting of stockholders to be held in 2001. Thereafter, the Class B Directors shall serve one-year terms expiring at each subsequent annual meeting of stockholders. At each meeting of stockholders at which Class B Directors are to be elected, each Class B Director shall be elected by the vote of holders of a plurality of the shares of Class B Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class B Directors. Two Directors of the Corporation (hereinafter referred to, together with their respective direct and indirect successors, as the "Class C Directors") shall, in accordance with and subject to Section 7.6 hereof, be elected by the holders of shares of Class C Common Stock. The initial Class C Directors of the Corporation shall be elected at either a meeting of holders of shares of Class C Common Stock or by the unanimous written consent of such holders, within ten days after the initial issuance of shares of Class C Common Stock, and shall serve terms expiring at the annual meeting of stockholders to be held in 2001. Thereafter, the Class C Directors shall serve one-year terms expiring at each subsequent annual meeting of stockholders. At each meeting of stockholders at which Class C Directors are to be elected, each Class C Director shall be elected by the vote of holders of a plurality of the shares of Class C Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class C Directors.



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The Directors shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of these Articles or any articles supplementary thereto, the holders of any one or more series of Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such provisions and any articles supplementary applicable thereto, to the extent applicable, and, except for Class A Directors, such Directors so elected shall not be divided into classes pursuant to this Section 6.3.

         During any period when the holders of any series of Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of these Articles or any articles supplementary thereto, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions and
(b) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such Stock, the terms of office of all such additional Directors elected by the holders of such Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

         6.4 Resignation or Removal of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to remove any Director whom such holders have the right to elect, and except as otherwise provided in Sections 7.5.1 and 7.6.1, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of these Articles, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv)



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commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such Director and a material injury to the Corporation.

         6.5 Vacancies. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, (i) any vacancy on the Board of Directors which results from the removal of a Director for cause may be filled by the affirmative vote of a majority of votes cast by the holders of Class A Common Stock, (ii) any vacancy occurring on the Board of Directors for any reason, except as a result of an increase in the number of Directors, may be filled by a majority vote of the remaining Directors, notwithstanding that such majority is less than a quorum, and (iii) any vacancy occurring on the Board of Directors as a result of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. A Director elected by the stockholders to fill a vacancy which results from the removal of a Director shall hold office for the balance of the term of the removed Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or by these Articles or by the Bylaws, may exercise the powers of the full Board of Directors until such vacancy is filled.

         6.6 Powers. These Articles, as amended or supplemented from time to time, shall be construed with a presumption in favor of the grant of power and authority to the Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.



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                                   ARTICLE VII

                                      STOCK
                                      -----

         7.1 Authorized Stock. The total number of shares of stock ("Stock") which the Corporation has authority to issue is ________________ million (____________) shares, initially consisting of (i) ______ million (____________)
shares of Preferred Stock, par value $.01 per share; (ii) ______ million (____________) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); (iii) ________ (_______) shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); (iv) _________ (________) shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"); and (v) ______ million (____________) shares of Excess Stock, par value $.01 per share. The aggregate par value of all the shares of all classes of Stock is $__________. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Stock set forth in the first sentence of this paragraph.

         7.2 Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of such Stock and, by filing articles supplementary with the State Department of Assessments and Taxation of the State of Maryland, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Any action by the Board of Directors under this Section 7.2 shall require the affirmative vote of a majority of the Directors then in office; provided, however, that by the affirmative vote of a majority of the Directors then in office, the Board of Directors may appoint a committee to act on behalf of the Board of Directors under this Section 7.2, and in such event the affirmative vote of a majority of the members of such committee then in office shall be required for any action under this Section 7.2.

         7.3 Common Stock. Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in these Articles (or in any articles supplementary regarding any class or series of Preferred Stock):


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                  7.3.1 Voting Rights. Except as otherwise provided herein, the holders of shares of Common Stock shall be entitled to vote on all matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder. Except as required by law or as set forth herein, the holders of Common Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

                  7.3.2 Dividend Rights. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, Stock or property of the Corporation as may be authorized and declared by the Board of Directors upon the Common Stock and, if any Excess Stock resulting from the conversion of Common Stock is then outstanding, such Excess Stock, out of any assets or funds of the Corporation legally available therefor, but only when and as authorized by the Board of Directors or any authorized committee thereof from time to time, and shall share ratably with the holders of such Excess Stock resulting from the conversion of Common Stock in any such dividend or distribution.

                  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  Notwithstanding any other provision of these Articles, no dividend or other distribution may be declared or paid upon any class of Common Stock, whether payable in cash or in shares of such class or any other class of Common Stock or otherwise, unless a comparable dividend shall be declared and paid upon each other class of Common Stock then outstanding. If a dividend declared upon Class A Common Stock is payable in shares of Class A Common Stock, the comparable dividend declared upon Class B Common Stock shall be payable in shares of Class B Common Stock and the comparable dividend declared upon Class C Common Stock shall be payable in shares of Class C Common Stock, and vice versa.

                  7.3.3 Rights Upon Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any shares of Preferred Stock and Excess Stock resulting from the conversion of Preferred Stock, the net assets of the Corporation available for distribution to the holders of Common Stock, and, if any Excess Stock resulting from the conversion of Common Stock is then outstanding, such Excess Stock, shall be distributed pro rata to such holders in proportion to the number of shares of Common Stock and such Excess Stock held by each.



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         7.4 Class A Common Stock. The holders of the outstanding shares of
Class A Common Stock shall be entitled, as a class, to elect three Class A Directors of the Corporation. At each annual meeting of stockholders, the presence in person or by proxy of the holders of a majority of the outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Directors by such class. Class A Directors may be removed from office in accordance with Section 6.4. In addition, the holders of the outstanding shares of Class A Common Stock shall be entitled, as a class, to elect additional Class A Directors of the Corporation if so permitted by these Articles, including, without limitation, as permitted by Section 7.5 and Section 7.6.

         7.5 Class B Common Stock.

                  7.5.1 Voting Rights.

                           (a) The holders of the outstanding shares of Class B
                  Common Stock shall be entitled, as a class, to elect two Class B Directors of the Corporation. A Class B Director shall be removed from office (i) with or without cause only by the affirmative vote of the holders of a majority of the shares of Class B Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class B Common Stock,
                  (ii) automatically upon the occurrence of a Class B Conversion Event (as defined below) (in which case each Class B Director then serving shall be removed from office) or (iii) in accordance with Section 6.4. Upon the occurrence of a Class B Conversion Event, the number of Class A Directors shall be automatically increased by two and the vacancies created thereby may be filled in accordance with Section 6.5 either by the remaining Directors or by the holders of Class A Common Stock. If such vacancies are filled by the remaining Directors, such remaining Directors shall classify the new Directors into the class of Directors whose terms expire at the next annual meeting of stockholders. If such vacancies are filled by the holders of Class A Common Stock, the remaining Directors shall classify the new Directors into appropriate classes so that the classes of the Board of Directors will thereafter be as nearly equal in number as possible. Any Class B Director who dies, resigns, is removed in accordance with
                  Section 6.4 or otherwise ceases to be a Director for any reason other than a Class B Conversion Event shall be replaced by the vote of holders of a plurality of the shares of Class B Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of Class B Common Stock.

                           (b) So long as any shares of Class B Common Stock are
                  outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Class B Common Stock then entitled to vote, voting as a class, at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class B Common Stock, enter



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                  into a definitive agreement with respect to, or authorize the corporate action necessary to carry out, a Patriot Related Transaction (as defined below), if at the time of the vote of the Board of Directors authorizing the entry into such agreement or the effectuation of such corporate action Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), and Wyndham International, Inc., a Delaware corporation ("Wyndham"), together with the respective Affiliates (as defined below) of Patriot and Wyndham, own in the aggregate at least 10% of the outstanding Common Stock. For purposes of this Article VII, "Patriot Related Transaction" shall mean (i) a merger, consolidation, or share exchange with Patriot or Wyndham or any Affiliate of Patriot or Wyndham; (ii) the sale, lease, transfer or other disposition of a substantial portion of the Corporation's assets to Patriot or Wyndham or any Affiliate of Patriot or Wyndham in one transaction or a series of transactions within a 12 month period; (iii) the issuance or transfer by the Corporation, in one transaction or a series of transactions, of any equity securities of the Corporation which have an aggregate market value of 10% or more of the total market value of the outstanding Stock of the Corporation to Patriot or Wyndham or any Affiliate of Patriot or Wyndham; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash or a pro rata distribution of assets will be received by Patriot or Wyndham or any Affiliate of Patriot or Wyndham; or
                  (v) a reverse stock split which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of Common Stock owned by Patriot or Wyndham or any Affiliate of Patriot or Wyndham. For purposes of this
                  Article VII, an "Affiliate" of a specified individual or entity is an individual or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified individual or entity.

                           (c) For the purposes of taking the actions specified
                  in this Section 7.5.1, special meetings of holders of Class B Common Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than a majority of the shares of Class B Common Stock then outstanding. Any such request shall state the purpose of such meeting and the matters proposed to be acted upon at such meeting. The Secretary shall inform such holders of Class B Common Stock of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each holder of Class B Common Stock entitled to notice of the meeting. At any such meeting, the presence in person or by proxy of holders of a majority of the outstanding shares of Class B Common Stock shall be required and be sufficient to constitute a quorum for the taking of action at such meeting. Holders of Class B Common Stock shall also be entitled to take any action specified in this Section 7.5.1



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                  without a meeting upon the unanimous written consent of
                  holders of Class B Common Stock.

                  7.5.2 Voluntary Conversion into Class A Common Stock. Subject to and upon compliance with the provisions of Section 7.7, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. Each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock if such holder provides a written request for conversion to the Corporation at least ten business days prior to the date on which such holder desires to convert his Class B Common Stock stating the date on which such holder desires to convert his Class B Common Stock, which notice shall be binding and irrevocable on the holder and, to the extent the holder otherwise complies with the provisions of Section 7.7, the Corporation.

                  7.5.3 Automatic Conversion into Class A Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the sale or other transfer, whether by operation of law or otherwise, of such share of Class B Common Stock to any individual or entity other than an Affiliate of Marriott International, Inc., a Delaware corporation ("Marriott"), or any successor of Marriott or of any Affiliate of Marriott. In addition, each share of Class B Common Stock then outstanding shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the occurrence of a Class B Conversion Event. A "Class B Conversion Event" shall mean the earlier to occur of (a) such time that Marriott, together with its Affiliates, shall cease to own at least _____% [50% of the percentage owned upon divestiture] of the outstanding Common Stock and (b) [additional test specified in Section 5.1 of the Settlement Agreement]. Each owner of record of shares of Class B Common Stock shall provide to the Corporation, as promptly as practicable, a written statement or affidavit stating such information as the Corporation may request in order to determine whether a Class B Conversion Event has occurred (including, if requested by the Corporation, information relating to the level of Beneficial Ownership (as defined in Section 9.1) of any class of Common Stock by such owner of record and such other party or parties necessary to determine whether a Class B Conversion Event has occurred (to the extent such information is known to such owner of record)).

                  7.5.4 Record Ownership. All shares of Class B Common Stock outstanding shall be owned of record at all times by Marriott, an Affiliate of Marriott, or a successor of Marriott or of an Affiliate of Marriott. The direct Beneficial Owner (as defined in Section 9.1) of shares of Class B Common Stock shall at all times be the owner of record of such shares.



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         7.6 Class C Common Stock.

                  7.6.1 Voting Rights.

                           (a) The holders of the outstanding shares of Class C
                  Common Stock shall be entitled, as a class, to elect two Class C Directors of the Corporation. A Class C Director shall be removed from office (a) with or without cause only by the affirmative vote of the holders of a majority of the shares of Class C Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class C Common Stock,
                  (b) automatically upon the occurrence of a Class C Conversion Event (as defined below) (in which case each Class C Director then serving shall be removed from office) or (c) in accordance with Section 6.4. Upon the occurrence of a Class C Conversion Event, the number of Class A Directors shall be automatically increased by two and the vacancies created thereby may be filled in accordance with Section 6.5 either by the remaining Directors or by the holders of Class A Common Stock. If such vacancies are filled by the remaining Directors, such remaining Directors shall classify the new Directors into the class of Directors whose terms expire at the next annual meeting of stockholders. If such vacancies are filled by the holders of Class A Common Stock, the remaining Directors shall classify the new Directors into appropriate classes so that the classes of the Board of Directors will thereafter be as nearly equal in number as possible. Any Class C Director who dies, resigns, is removed in accordance with
                  Section 6.4 or otherwise ceases to be a Director for any reason other than a Class C Conversion Event shall be replaced by the vote of holders of a plurality of the shares of Class C Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of Class C Common Stock.

                           (b) Notwithstanding any provision in Article III
                  hereof to the contrary, so long as any shares of Class C Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Class C Common Stock then entitled to vote, voting as a class, at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class C Common Stock, (i) directly or indirectly own or lease any interest in real property that could (including under proposed legislation not currently in effect on the date hereof) cause a "real estate investment trust" (within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")) (a "REIT"), that is exempt from the provisions of Section 269B of the Code to recognize income attributable or allocable to such real property as a result of the direct or indirect ownership of the Class C Common Stock by the REIT or any of its Affiliates (including, for these purposes, a corporation whose stock is "stapled" to the REIT within the meaning of Section 269B of the Code) or (ii) enter into a definitive agreement with respect to, or authorize the corporate action necessary to carry out, a Marriott Related Transaction (as defined below), if at the time of the vote of the Board of Directors authorizing the entry into such agreement or the effectuation of such corporate action Marriott, together with its Affiliates, owns in the aggregate at least 10% of the outstanding Common Stock. For purposes of this Article VII, "Marriott Related Transaction" shall mean
                  (i) a merger, consolidation, or share exchange with Marriott or any Affiliate of Marriott; (ii) the sale, lease, transfer or other disposition of a substantial portion of the Corporation's assets to Marriott or any Affiliate of Marriott in one transaction or a series of transactions within a 12 month period; (iii) the issuance or transfer by the Corporation, in one transaction or a series of transactions, of any equity securities of the Corporation which have an aggregate market value of 10% or more of the total market value of the outstanding Stock of the Corporation to Marriott or any Affiliate of Marriott; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash or a pro rata distribution of assets will be received by Marriott or any Affiliate of Marriott; or (v) a reverse stock split which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of Common Stock owned by Marriott or any Affiliate of Marriott.

                           (c) For the purposes of taking the actions specified
                  in this Section 7.6.1, special meetings of holders of Class C Common Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than a majority of the shares of Class C Common Stock then outstanding. Any such request shall state the purpose of such meeting and the matters proposed to be acted upon at such meeting. The Secretary shall inform such holders of Class C Common Stock of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each holder of Class C Common Stock entitled to notice of the meeting. At any such meeting, the presence in person or by proxy of holders of a majority of the outstanding shares of Class C Common Stock shall be required and be sufficient to constitute a quorum for the taking of action at such meeting. Holders of Class C Common Stock shall also be entitled to take any action specified in this Section
                  7.6.1 without a meeting upon the unanimous written consent of holders of Class C Common Stock.

                  7.6.2 Voluntary Conversion into Class A Common Stock. Subject to and upon compliance with the provisions of Section 7.7, each share of Class C Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. Each holder of Class C Common Stock shall be entitled to convert shares of Class C Common Stock if such holder provides a written request for conversion to the Corporation at least ten business days prior to the date on which such holder desires to convert his Class C Common Stock stating the date on which such holder desires to convert his Class C Common Stock, which notice shall be binding and irrevocable on the holder and, to the extent the holder otherwise complies with the provisions of Section 7.7, the Corporation.

                  7.6.3 Automatic Conversion into Class A Common Stock. Each share of Class C Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the sale or other transfer, whether by operation of law or otherwise, of such share of Class C Common Stock to any individual or entity other than Patriot, Wyndham, any Affiliate of Patriot or Wyndham, or any successor of Patriot or Wyndham or of any Affiliate of Patriot or Wyndham. In addition, each share of Class C Common Stock then outstanding shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the occurrence of a Class C Conversion Event. A "Class C Conversion Event" shall mean the earlier to occur of (a) such time that Patriot and Wyndham, together with their respective Affiliates and the successors of Patriot and Wyndham and their respective Affiliates, shall cease to own at least _____ % [50% of the percentage owned upon divestiture] of the outstanding Common Stock and (b) [additional test specified in Section
         5.1 of the Settlement Agreement]. Each owner of record of shares of Class C Common Stock shall provide to the Corporation, as promptly as practicable, a written statement or affidavit stating such information as the Corporation may request in order to determine whether a Class C Conversion Event has occurred (including, if requested by the Corporation, information relating to the level of Beneficial Ownership of any class of Common Stock by such owner of record and such other party or parties necessary to determine whether a Class C Conversion Event has occurred (to the extent such information is known to such owner of record)).

                  7.6.4 Record Ownership. All shares of Class C Common Stock outstanding shall be owned of record at all times by Patriot, Wyndham, an Affiliate of Patriot or Wyndham, or a successor of Patriot or Wyndham or of an Affiliate of Patriot or Wyndham. The direct Beneficial Owner (as defined in Section 9.1) of shares of Class C Common Stock shall at all times be the owner of record of such shares.

         7.7 Voluntary Conversion Procedures.

                  7.7.1 Surrender of Certificates. Each conversion of shares of Class B or Class C Common Stock into shares of Class A Common Stock pursuant to Section 7.5.2 or Section 7.6.2 shall be effected by the surrender of the certificate or certificates representing the shares of Class B or Class C Common Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B and/or Class C Common Stock by the Corporation, together with written notice by the holder of such Class B or Class C Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B or Class C Common Stock represented by such certificate(s) into Class A Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Upon surrender of a certificate representing Class B or Class C Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class B or Class C Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Class B or Class C Common Stock which shall not have been converted. If the certificate or certificates for Class A Common Stock are to be issued in a name other than the name of the registered holder of the stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  7.7.2 Date of Conversion. Such conversion shall be deemed to have been effected as of the later of (i) the close of business on the date on which such certificate or certificates shall have been surrendered or (ii) the date on which the holder shall have fully complied with the provisions of this Section 7.7, and at such time the rights of the holder of such Class B or Class C Common Stock (or specified portion thereof) as to such converted shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                  7.7.3 Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B and Class C Common Stock, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding shares of Class B and Class C Common Stock.

                  7.7.4 No Reissuance. No share or shares of the Class B or Class C Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Class B or Class C Common Stock accordingly.

                  7.7.5 No Limitation of Automatic Conversion. Nothing in this
         Section 7.7 or otherwise shall in any way limit the right of the Corporation to effect the automatic conversion of shares of Class B or Class C Common Stock in accordance with the provisions of Sections
         7.5.3 and 7.6.3 hereof, and all of such shares shall be deemed automatically converted into shares of Class A Common Stock in accordance with such Sections regardless of whether any holder of Class B or Class C Common Stock to be converted surrenders his or her stock certificates or otherwise complies with this Section 7.7.

         7.8 Excess Stock. For the purposes of this Section 7.8, terms not otherwise defined shall have the meanings set forth in Article IX.

                  7.8.1 Conversion into Excess Stock.

                           (a) If, notwithstanding the other provisions
                  contained in these Articles, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, or such that any Person that is a Look-Through Entity would Beneficially Own shares of Equity Stock in excess of the Look-Through Limit, then (i) except as otherwise provided in Section 9.4 of
                  Article IX, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with
                  Section 7.8.4 of this Article VII and (iii) the Prohibited Owner shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. If the shares of Equity Stock that are converted into Excess Stock are not shares of Class A Common Stock, then the Excess Stock into which they are converted shall be deemed to be a separate series of Excess Stock with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Stock. Such conversion into

                  Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date or may never be so submitted.

                           (b) Upon the occurrence of such a conversion of
                  shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                  7.8.2 Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 of Article IX or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 9.2 of Article IX, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their transfer to a Trust in accordance with Section 7.8.4.

                  7.8.3 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section
         9.2 of Article IX, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections 7.8.1 and 7.8.4 of this Article VII, shall immediately give written notice to the Corporation of such event.

                  7.8.4 Ownership in Trust. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section
         7.8.1 of this Article VII, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of Stock of the Corporation.

                  7.8.5 Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be authorized by the Board of Directors with respect to shares of the same class and series as the shares of Equity Stock that were converted into such Excess Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it that are (i) attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) dividends or distributions which were distributed by the Corporation to stockholders of record on a record date which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of Articles VII and IX, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock, and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  7.8.6 Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class and series as the shares which were converted into such Excess Stock and other holders of such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of shares of such class and series of Equity Stock and such Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of
         (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  7.8.7 Voting Rights. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which must accompany a class of Stock under Maryland law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock in the event voting rights are mandated by Maryland law. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock may, subject to applicable law, (i) be rescinded by the Trustee and shall be void ab initio with respect to such shares of Excess Stock and (ii) be recast in accordance with the desires of the Trustee acting for the benefit of the Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

                  7.8.8 Designation of Permitted Transferee.

                           (a) As soon as practicable after the Trustee acquires
                  Excess Stock, but in an orderly fashion so as not to materially adversely affect the trading price of Common Stock, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; provided, however, that
                  (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 9.2 of
                  Article IX and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections 7.8.1 and 7.8.4 of this Article
                  VII. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock in accordance with the provisions of this Section
                  7.8.8. Prior to any transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days' prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights, if any, under
                  Section 7.8.10 of this Article VII.

                           (b) Subject to this Section 7.8.8, upon the
                  designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 7.8.8, the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to Section 7.8.4 of this Article VII. Upon such transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series which was converted into such Excess Stock. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to
                  Section 7.8.9 of this Article VII.

                           (c) If the Transfer of shares of Excess Stock to a
                  purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 9.2 of Article IX, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article VII shall apply to such shares, including, without limitation, the provisions of Sections 7.8.8 through 7.8.10 with respect to any future Transfer of such shares by the Trust.

                  7.8.9 Compensation to Record Holder of Shares of Equity Stock That Are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with Section 7.8.8 of this Article VII or following the purchase of such shares in accordance with Section 7.8.10 of this Article VII) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of
         (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (b) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (ii) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with

         Section 7.8.8 or Section 7.8.10 of this Article VII. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.8.9 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.8.8 of this Article VII. Each Beneficiary and Prohibited Owner shall be deemed to have waived any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.8 of this Article VII by, such Trustee.

                  7.8.10 Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to be offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date the Board of Directors first determines that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 7.8.3 of this Article VII.

         7.9 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for each class or series, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan.

         7.10 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws of the Corporation.

         7.11 Dividends or Distributions. The Directors may from time to time authorize and declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or any other entity or from any other source as the Directors in their discretion shall determine.

         7.12 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         7.13 Legend. Except as otherwise determined by the Board of Directors, each certificate for shares of Equity Stock shall bear substantially the following legend:

              "The shares of Interstate Hotels Management, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's charter, as the same may be amended from time to time, which prohibit in general (a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit,
              (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with the charter of the Corporation, and the holder of this certificate by his, her or its acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's charter, as the same may be amended from time to time.

              The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the charter and the bylaws, each as amended, of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

         7.14 Severability. Each provision of this Article VII shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision of this Article VII or any other Article.

         7.15 Articles and Bylaws. All persons who shall acquire Stock in the Corporation shall acquire the same subject to the provisions of these Articles and the Bylaws.

                                  ARTICLE VIII

                         LIMITATION ON PREEMPTIVE RIGHTS
                         -------------------------------

         No holder of any Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix by articles supplementary, by contract or otherwise; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to one or more of the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of other holders of such class, series or type of Stock or other securities or the holders of any or all other classes, series or types of Stock or other securities at the time outstanding.

                                   ARTICLE IX

              LIMITATIONS ON TRANSFER AND OWNERSHIP OF EQUITY STOCK
              -----------------------------------------------------

         9.1 Definitions. For purposes of this Article IX, the following terms shall have the meanings set forth below:

                  "Beneficial Ownership," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (i) directly owned by such Person or (ii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to both clauses (i) and (ii) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group. If a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever these Articles require a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding.

                  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.8.4 of Article VII.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Equity Stock" shall mean a particular class (other than Excess Stock) or series of stock of the Corporation. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the particular class or series of stock which is appropriate under the context.

                  "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

                  "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 15% of the number of outstanding shares of such Equity Stock.

                  "Market Price" of Equity Stock on any date shall mean the average of the Closing Price for shares of such Equity Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean (A) where there exists a public market for the Corporation's Equity Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (B) if no public market for the Equity Stock exists, the Closing Price will be determined by a single, independent appraiser selected by the Board of Directors, which appraiser shall appraise the Market Price for such Equity Stock within such guidelines as shall be determined by the Board of Directors.

                  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause (a) any Person (other than a Look-Through Entity) to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or (b) any Look-Through Entity to Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person that results in changes in Beneficial Ownership of shares of Equity Stock.

                  "Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.9% of the number of outstanding shares of such Equity Stock.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.8.8 of
Article VII.

                  "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of
Section 13(d)(3) of the Exchange Act, but shall exclude an underwriter that participates in a public offering of Equity Stock, such exclusion to be in effect for the period of 90 days immediately following purchase by such underwriter of such Equity Stock.

                  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of Section 7.8.1 of Article VII.

                  "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

                  "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 7.8 of Article VII, for the exclusive benefit of any Beneficiary.

                  "Trustee" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

         9.2 Restriction on Ownership and Transfer.

                  (a) Except as provided in Section 9.4 of this Article IX, (i) no Person (other than a Look-Through Entity) shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit and (ii) no Look-Through Entity shall Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit.

                  (b) Except as provided in Section 9.4 of this Article IX, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the

New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (but not including a Look-Through Entity) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (c) Except as provided in Section 9.4 of this Article IX, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Look-Through Ownership Entity in excess of the Look-Through Ownership Limit, and the intended transferee Look-Through Entity shall acquire no rights in such shares of Equity Stock.

         9.3 Owners Required to Provide Information. Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to ensure compliance with the Ownership Limit.

         9.4. Exception. The Board of Directors may, in its sole discretion, waive the application of the Ownership Limit or the Look-Through Ownership Limit to a Person (other than Marriott or Patriot or any entity directly or indirectly controlled by either of them) subject, as the case may be, to any such limit and may, in connection with or as a condition to granting any such waiver, require such Person and one or more other Persons to make such representations and warranties and enter into such agreements as the Board of Directors in its sole discretion determines to be appropriate or advisable.

         9.5 New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in these Articles shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

         9.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section
9.1 of this Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

         9.7 Remedies Not Limited. Except as set forth in Section 9.5 of this
Article IX, nothing contained in this Article IX or Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit.

                                    ARTICLE X

                        RIGHTS AND POWERS OF CORPORATION,
                         BOARD OF DIRECTORS AND OFFICERS
                         -------------------------------

         In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and stockholders shall include the following:

         10.1 Conflicts of Interest. Any Director or officer individually, or any firm of which any Director or officer may be a member, or any corporation or association of which any Director or officer may be a director or officer or in which any Director or officer may be interested as the holder of any amount of its Stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or ratified by the affirmative vote of a majority of the disinterested Directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested Director or officer or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

         10.2 Amendment of Articles. The Corporation reserves the right, from time to time, to make any amendment of its Articles, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles, of any outstanding Stock.

         No amendment or repeal of these Articles shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with the MGCL, and, except as otherwise provided by law, thereafter approved by the stockholders.

         Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Articles, then in addition to any other vote of the holders of voting stock that is required by these Articles, the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of these Articles; provided, however, that the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Class B Common Stock, voting as a single class, and Class C Common Stock, voting as a single class, shall be required to amend or repeal any of the provisions of Sections 6.2, 6.3, 6.4 or 6.5 of
Article VI, Sections 7.3, 7.5, 7.6, 7.7 or 7.8 of Article VII, Article IX,
Article X or Article XII of these Articles.

                                   ARTICLE XI

                                 INDEMNIFICATION
                                 ---------------

         The Corporation (which for the purpose of this Article XI shall include predecessor entities of the Corporation as set forth in Section 2-418 of the
MGCL) shall have the power to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Director or officer of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                   ARTICLE XII

                             LIMITATION OF LIABILITY
                             -----------------------

         To the fullest extent permitted under the MGCL as in effect on the date of filing these Articles or as the MGCL is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its stockholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in the Corporation's Articles inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

                                  ARTICLE XIII

                   EXEMPTION FROM BUSINESS COMBINATION STATUTE
                   -------------------------------------------

         Pursuant to Section 3-603(e)(1)(iii) of the MGCL, the Corporation expressly elects not to be governed by the provisions of Section 3-602 of the MGCL with respect to any business combination (as defined in Section 3-601 of the MGCL).

                                   ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

         14.1 Provisions in Conflict with Law or Regulations.

                  (a) The provisions of these Articles are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles pursuant to Section 10.2 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                  (b) If any provision of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         THIRD: The amendment to and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article V of the foregoing amendment and restatement of the charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Charter.

         SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of _____________, 1998.

ATTEST:                                      INTERSTATE HOTELS
                                             MANAGEMENT, INC.

________________________________             By:_______________________________

Secretary                                       President

                                             [SEAL]